Exhibit 99.1

Energous Corporation Reports Fourth Quarter and

Full Year 2017 Financial Results

SAN JOSE, CA – Feb. 15, 2018 – Energous Corporation (NASDAQ: WATT), the developer of WattUp®, a revolutionary wire-free, over-the-air, power-at-a-distance charging technology, today announced financial results for the fourth quarter and full year ended December 31, 2017, and provided an update on its operational progress.

Recent Highlights

•	Completed $40 million at-the-market equity offering

•	Bolstered regulatory expertise with appointment of Daniel Lawless, VP of Regulatory Affairs, and adding Sheryl Wilkerson to Board of Advisors

•	Increased patent count to 125 (75 patents/50 allowed applications as of Feb. 14, 2018)

•	Demonstrated latest WattUp Enabled products at 2018 CES from Myant and SK Telesys/Delight

Fourth Quarter Highlights

•	Achieved FCC Part 18 Certification for its Mid Field WattUp transmitter, which sends focused, RF-based power to devices at a distance

•	Introduced customers who are integrating WattUp technology into products that are expected to begin commercial shipments in 2018

•	Reduced quarterly cash burn to $7.8 million, on lower cash expenses

“With our recent FCC Part 18 certification and the completion of a $40 million equity transaction, Energous is well-positioned to continue executing on the vision of a WattUp-enabled wireless charging ecosystem,” said Stephen R. Rizzone, president and CEO. “Capitalizing on the momentum from an exceptionally strong CES, our focus in 2018 is to continue the expansion of our customer engagements with the expectation of seeing multiple WattUp-enabled products launched to the global market, resulting in significant revenue growth.”

Unaudited 2017 Fourth Quarter Financial Results

For the fourth quarter ended December 31, 2017, Energous recorded:

•	Revenue of approximately $29,000

•	Operating expenses of $11.3 million (GAAP), comprised of $7.4 million in research and development, $2.5 million in general and administrative costs, and $1.3 million in sales and marketing expenses

•	Net loss of $11.2 million, or a loss of $0.50 per basic and diluted share

•	Adjusted EBITDA (a non-GAAP financial measure) loss of $7.6 million

•	$12.8 million in cash and cash equivalents at the end of the fourth quarter, with no debt, exclusive of the $40 million at-the-market equity offering in January

Unaudited 2017 Full-Year Financial Results

For the year ended December 31, 2017, Energous recorded:

•	Revenue of approximately $1.2 million

•	Operating expenses of $50.5 million, comprised of $33.2 million in research and development, $12.1 million in general and administrative costs, and $5.2 million in sales and marketing

•	Net loss of $49.4 million, or a loss of $2.31 per basic and diluted share

•	Adjusted EBITDA (a non-GAAP financial measure) loss of $32.3 million

2017 Fourth Quarter and Year End Conference Call

Energous will host a conference call to discuss its financial results, recent progress and prospects for the future.

When: Thursday, February 15, 2018
Time: 1:30 p.m. PT (4:30 p.m. ET)
Phone: 866-235-9911 (domestic); 412-317-1083 (international)
Replay: Accessible through February 28, 2018
877-344-7529 (domestic); 412-317-0088 (international); passcode 10117030

Webcast: Accessible at Energous.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Energous presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, taxes, depreciation, amortization, and stock-based compensation. The company’s definition of adjusted EBITDA may not be comparable to the definitions of similarly-titled measures used by other companies. Energous believes that this non-GAAP financial measure, viewed in addition to and not in lieu of its reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the company’s internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Energous Corporation

Energous Corporation is the developer of WattUp® -- an award-winning, wire-free charging technology that will transform the way consumers and industries charge and power electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary radio frequency (RF) based charging solution that delivers intelligent, scalable power via radio bands, similar to a Wi-Fi router. WattUp differs from older wireless charging systems in that it delivers contained power, at a distance, to multiple devices -- thus resulting in a wire-free experience that saves users from having to remember to plug in their devices. For more information, please visit Energous.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements in this release that are not based on historical fact are “forward-looking statements.” Examples of forward-looking statements include, among others, our statements about d the timing of required regulatory approvals, number and timing of potential orders and customers’ product launches, and commercialization of our technology. While management bases its forward-looking statements in this release on its current expectations, the information on which those expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to develop commercially feasible technologies; receipt of necessary regulatory approvals; timing and amount of new orders and revenue recognition; dependence on an exclusive component provider for WattUp technology for sales and distribution; market acceptance of our technology; the extent of competition in our industry; our ability to protect our intellectual property; and other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

-- Financial Tables Follow --

 Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$12,795,254	$31,258,637
Accounts receivable	-	149,500
Prepaid expenses and other current assets	1,026,310	1,374,585
Prepaid rent, current	80,784	80,784
Total current assets	13,902,348	32,863,506

Property and equipment, net	1,413,917	2,209,475
Prepaid rent, non-current	56,668	137,452
Other assets	32,512	48,507
Total assets	$15,405,445	$35,258,940

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,024,690	$4,707,763
Accrued expenses	1,622,025	1,867,995
Deferred revenue	-	131,959
Total current liabilities	3,646,715	6,707,717

Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at December 31, 2017 and
December 31, 2016; no shares issued or outstanding.	-	-
Common Stock, $0.00001 par value, 50,000,000 shares authorized at December 31, 2017 and
December 31, 2016; 22,584,588 and 20,367,929 shares issued and outstanding at
December 31, 2017 and December 31, 2016, respectively.	225	202
Additional paid-in capital	185,659,954	153,075,595
Accumulated deficit	(173,901,449)	(124,524,574)
Total stockholders’ equity	11,758,730	28,551,223
Total liabilities and stockholders’ equity	$15,405,445	$35,258,940

 Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016

Revenue:
Engineering product development	$29,135	$129,786	$1,154,009	$1,451,941
Total revenue	29,135	129,786	1,154,009	1,451,941

Operating expenses:
Research and development	7,442,047	9,751,759	33,230,668	32,832,677
Sales and marketing	1,283,129	1,011,554	5,207,746	3,201,549
General and administrative	2,542,772	3,981,592	12,103,423	11,248,435
Total operating expenses	11,267,948	14,744,905	50,541,837	47,282,661
Loss from operations	(11,238,813)	(14,615,119)	(49,387,828)	(45,830,720)

Other income (expense):
Interest income	2,336	3,885	11,679	13,326
Loss on sales of property and equipment, net	-	-	(726)	-
Total	2,336	3,885	10,953	13,326

Net loss	$(11,236,477)	$(14,611,234)	$(49,376,875)	$(45,817,394)

Basic and diluted net loss per common share	$(0.50)	$(0.75)	$(2.31)	$(2.60)

Weighted average shares outstanding, basic and diluted	22,258,769	19,532,158	21,343,001	17,649,013

 Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016

Net loss (GAAP)	$(11,236,477)	$(14,611,234)	$(49,376,875)	$(45,817,394)
Add (subtract) the following items:
Interest income	(2,336)	(3,885)	(11,679)	(13,326)
Depreciation and amortization	310,584	329,223	1,309,980	957,836
Stock-based compensation	3,329,949	4,102,267	15,802,819	9,508,175
Adjusted EBITDA (non-GAAP)	$(7,598,280)	$(10,183,629)	$(32,275,755)	$(35,364,709)

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Energous Public Relations

PR@energous.com

408-963-0200

Investor Relations Contact:

Bishop IR

Mike Bishop

(415) 894-9633

IR@energous.com